American International Holdings Corp Appoints JJ Dickens, as CEO of its Subsidiary, Capitol City Solutions USA, Inc.

HOUSTON, TX, October 8, 2019 (GLOBE NEWSWIRE) — American International Holdings Corp. (OTC: AMIH, or the “Company”) is pleased to announce that it has appointed JJ Dickens, as the CEO of its newly formed wholly owned subsidiary, Capitol City Solutions USA, Inc. (“CCS”). CCS was formed to act as a general contracting and construction company focused on the remodeling, general construction and interior finish of both the Company’s newly established Novopelle branded med spa locations as well as to market to other commercial real estate projects within the United States.

JJ Dickens brings over 10 years of construction and project management experience to CCS. Over his career, Mr. Dickens has acted as a general contractor for both large scale residential and commercial projects. Further, Mr. Dickens, through his previously owned and operated companies, has achieved preferred vendor status with real estate companies such as CBRE, as well as F.C.A.

“We are very happy that JJ Dickens has agreed to join our team and to act as CEO of our newly created subsidiary, Capitol City Solutions USA, Inc.,” comments Jacob Cohen, the Company’s President and CEO. “JJ has a successful track record working on both large scale residential and commercial construction and development projects. Not only will he be assisting us in lowering our overall construction costs as we seek to establish additional Novopelle locations, but we intend to leverage his long-standing relationships to gain access to very lucrative and profitable commercial construction projects in the future as well,” further comments Mr. Cohen.

About The Company

American International Holdings Corp (OTC:AMIH) is a diversified holding company dedicated to acquiring, managing and operating health, wellness, beauty, and lifestyle companies, businesses and/or brands located both in the United States and abroad. The Company seeks opportunities to acquire and grow businesses that possess strong brand values and that can generate long-term sustainable free cash flow and attractive returns in order to maximize value for the Company and its stakeholders.

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SOURCE: American International Holdings Corp.

Contact information at: info@amihcorp.com